CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1/A1 of Ring Energy, Inc. of our report dated April 1, 2013 relating to the consolidated financial statements of Ring Energy, Inc. for the year ended December 31, 2012, and the eight month period ending December 31, 2011, and for the predecessor carve-out statements for the four month period ending April 30, 2011.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.

August 19, 2014